UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) May 15, 2003

                           NATIONAL PROPERTY INVESTORS 6
               (Exact name of registrant as specified in its charter)


              California               0-11864                13-3140364
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

Item 2.     Acquisition or Disposition of Assets.

On May 15, 2003, the Registrant sold one of its investment properties, Ski Lodge Apartments, located in Montgomery, Alabama. The Registrant sold Ski Lodge Apartments to Mullins Properties, LLC, an unrelated party, for $14,550,000. The sale price was determined based on the fair market value of the investment property.

In accordance with the Amended Limited Partnership Agreement of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and statements of operations reflect the operations of National Property Investors 6 as if Ski Lodge Apartments had been sold on January 1, 2002.

The pro forma consolidated financial statements do not project the Partnership's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Partnership's 2002 Annual Report on Form 10-KSB.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                 March 31, 2003


All other assets                                                    $ 5,635
Investment properties, net                                            8,794

      Total Assets                                                  $14,429


All other liabilities                                               $   993
Mortgage  notes payable                                              27,233
Partners' deficit                                                   (13,797)

      Total Liabilities and Equity                                  $14,429

                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except per unit data)

                                                   Three Months
                                                      Ended        Year Ended
                                                    March 31,     December 31,
                                                       2003           2002

Total revenues                                       $ 2,126        $ 8,215
Total expenses                                         2,446          8,718

Net loss                                             $  (320)       $  (503)

Net loss per limited partnership unit                $ (2.89)       $ (4.54)


(c) Exhibits.

The following exhibits are filed with this report (1):

10.34       Purchase  and  Sale   Contract   between   Registrant   and  Mullins
            Properties, LLC, dated November 6, 2002.

10.35 Reinstatement and Amendment to Purchase and Sale Contract between Registrant and Mullins Properties, LLC dated December 2, 2002.

10.36 Reinstatement and Second Amendment to Purchase and Sale Contract between Registrant and Mullins Properties, LLC, dated February 12, 2003.

10.37 Third Amendment to Purchase and Sale Contract between Registrant and Mullins Properties, LLC, dated February 27, 2003.

10.38 Reinstatement and Fourth Amendment to Purchase and Sale Contract between Registrant and Mullins Properties, LLC, dated May 2, 2003.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NATIONAL PROPERTY INVESTORS 6


                                    By:   NPI Equity Investments, Inc.
                                          Its Managing General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President


                                    Date: May 30, 2003

                                                                   EXHIBIT 10.34

                           PURCHASE AND SALE CONTRACT

                                     BETWEEN



                         NATIONAL PROPERTY INVESTORS 6,

                        a California limited partnership





                                    AS SELLER




                                       AND




                            MULLINS PROPERTIES, LLC,

                      an Alabama limited liability company



                                  AS PURCHASER


                              SKI LODGE APARTMENTS

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the 6th day of November, 2002 (the "Effective Date") by and between NATIONAL PROPERTY INVESTORS 6, a California limited partnership, having an address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and MULLINS PROPERTIES, LLC, an Alabama limited liability company, having a principal address at 8101 Seaton Place, Suite C, Montgomery, Alabama 36116 ("Purchaser").

      NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:

                                    RECITALS

      A. Seller owns the real estate located in Montgomery County, Alabama, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon, commonly known as the Ski Lodge Apartments.

      B. Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

ARTICLE 1
                                  DEFINED TERMS

1.1  Unless  otherwise  defined  herein,   any  term  with  its  initial  letter
capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.

1.1.1       "ADA" shall have the meaning set forth in Section 13.22.

1.1.2       [Intentionally left blank].

1.1.3       "AIMCO" shall have the meaning set forth in Section 14.2.

1.1.4 "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Property Manager, or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

1.1.5       [Intentionally left blank].

1.1.6       [Intentionally left blank].

1.1.7       [Intentionally left blank].

1.1.8 "Broker" shall refer to either Seller's Broker or Purchaser's Broker, as such terms are defined in Section 9.1 and in Section 9.5, respectively.

1.1.9 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of Colorado, Texas, or Alabama.

1.1.10 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.1.11 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held pursuant to Section 5.1.

1.1.12 "Code" shall have the meaning set forth in Section 2.3.6.

1.1.13 "Consent Contract" shall have the meaning set forth in Section 14.2.

1.1.14 "Consultants" shall have the meaning set forth in Section 3.1.

1.1.15 "Damage Notice" shall have the meaning set forth in Section 11.1.

1.1.16 "Deed" shall have the meaning set forth in Section 5.2.1.

1.1.16.5 "Deed of Trust" shall have the meaning set forth in Section 4.5.

1.1.17      "Deposit" shall have the meaning set forth in Section 2.2.1.

1.1.18      "Escrow Agent" shall have the meaning set forth in Section 2.2.1.

1.1.19 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on Schedule 1.1.19.

1.1.20 "Feasibility Period" shall have the meaning set forth in Section 3.1.

1.1.21 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or
(d) the property and equipment, if any, expressly identified in Schedule 1.1.21.

1.1.22 "General Assignment" shall have the meaning set forth in Section 5.2.3.

1.1.23 "Good Funds" shall have the meaning set forth in Section 2.2.1.

1.1.24 "Improvements" means all buildings and improvements located on the Land taken "as is."

1.1.25      [Intentionally left blank].

1.1.26 "Land" means all of those certain tracts of land located in the State of Alabama described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.

1.1.27 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date for the applicable Property.

1.1.28 "Leases Assignment" shall have the meaning set forth in Section 5.2.4.

1.1.29 "Lender" means Lehman Brothers Holdings Inc. whose servicer is Standard Mortgage.

            1.1.29. [Intentionally left blank].

1.1.30 "Loan" means the indebtedness owing to Lender evidenced by the Note.

1.1.31      [Intentionally left blank].

1.1.32      [Intentionally left blank].

1.1.33      "Loan Payoff" shall have the meaning set forth in Section 5.4.7.

1.1.34      "Losses" shall have the meaning set forth in Section 3.4.1.

1.1.35      "Materials" shall have the meaning set forth in Section 3.5.

1.1.36 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding unless otherwise set forth herein, however, (a) receivables,
(b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks. The term "Miscellaneous Property Assets" also shall include all of Seller's rights, if any, in and to the name "Ski Lodge Apartments" as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller, Property Manager, AIMCO, or their respective affiliates).

1.1.37 "Note" means that certain Amended and Restated Multifamily Note in the original principal amount of $6,800,000.00, dated November 1, 1996, executed by Seller and payable to the order of Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

1.1.38 "Objection Deadline" shall have the meaning set forth in Section 4.3.

1.1.39 "Objection Notice" shall have the meaning set forth in Section 4.3.

1.1.40 "Objections" shall have the meaning set forth in Section 4.3.

1.1.41 "Permits" means all licenses and permits granted by any governmental authority having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.

1.1.42 "Permitted Exceptions" shall have the meaning set forth in Section 4.4.

1.1.43 "Property" means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements, (b) the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by Seller used in its operation of the Property.

1.1.44 "Property Contracts" means all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent the assignment of such contract to Purchaser is permitted pursuant to the express terms of such contract, and not including (a) any national contracts entered into by Seller, Property Manager, or AIMCO with respect to the Property
(i) which terminate  automatically  upon transfer of the Property by Seller,  or
(ii) which Seller, in Seller's sole discretion, elects to terminate with respect to the Property effective as of the Closing Date, or (b) any property management contract for the Property.

1.1.45 "Property Contracts Notice" shall have the meaning set forth in Section 3.6.

1.1.46 "Property Manager" means the current property manager of the Property.

1.1.47 "Proration Schedule" shall have the meaning set forth in Section 5.4.1.

1.1.48 "Purchase Price" means the consideration to be paid by Purchaser to Seller for the purchase of the Property pursuant to Section 2.2.

1.1.49 "Regional Property Manager" shall have the meaning set forth in Section 6.4.

1.1.50      "Remediation" shall have the meaning set forth in Section  14.2.

1.1.51      [Intentionally left blank].

1.1.52      "Response   Deadline"   shall  have  the   meaning  set  forth  in
Section 4.3.

1.1.53      "Response Notice" shall have the meaning set forth in Section 4.3.

1.1.54 "Seller's Indemnified Parties" shall have the meaning set forth in Section 3.4.1

1.1.55      "Seller's  Representations"  shall have the  meaning  set forth in
Section 6.1.

1.1.56      "Survey" shall have the meaning ascribed thereto in Section 4.2.

1.1.57      "Survival Period" shall have the meaning set forth in Section 6.3.

1.1.58      "Survival  Provisions" shall have the meaning set forth in Section
13.28.

1.1.59 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

1.1.60 "Tenant Deposits" means all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

1.1.61  "Tenant  Security  Deposit  Balance" shall have the meaning set forth in
Section 5.4.6.2.

1.1.62      "Terminated  Contracts"  shall  have  the  meaning  set  forth  in
Section 3.6.

1.1.63      "Testing" shall have the meaning set forth in Section 14.2.

1.1.64      "Title  Commitment"  shall have the  meaning  ascribed  thereto in
Section 4.1.

1.1.65      "Title  Documents"  shall have the  meaning  set forth in Section
4.1.

1.1.66      "Title Insurer" shall have the meaning set forth in Section 2.2.1.

1.1.67      "Title Policy" shall have the meaning set forth in Section  4.1.

1.1.68      "Uncollected  Rents"  shall have the  meaning set forth in Section
5.4.6.1.

1.1.69      "Vendor  Terminations" shall have the meaning set forth in Section
5.2.5.

                                   ARTICLE 2
                 PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1 Purchase and Sale. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2 Purchase Price and Deposit. The total purchase price ("Purchase Price") for the Property shall be an amount equal to $15,100,000.00, which amount shall be paid by Purchaser, as follows:

2.2.1 On the Effective Date, Purchaser shall deliver to Fidelity National Title Company, c/o Lolly Avant, National Commercial Closing Specialist, 1900 West Loop South, Suite 650, Houston, TX 77027, 800-879-1677 ("Escrow Agent" or "Title Insurer") an initial deposit (the "Deposit") of $100,000.00 by wire transfer of immediately available funds ("Good Funds"). The Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

2.2.2       [Intentionally left blank].

2.2.3       [Intentionally left blank].

2.2.4 The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or such earlier time as required by Seller's lender).

2.3   Escrow Provisions Regarding Deposit.

2.3.1 Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2 Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3 If the Deposit has not been released earlier in accordance with Section 2.3.2, and either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

2.3.4 The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5 The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent. Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.6 Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.7 The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

ARTICLE 3
                               FEASIBILITY PERIOD

3.1 Feasibility Period. Subject to the terms of Section 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date to and including November 11, 2002 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right from time to time to enter onto the
Property:

3.1.1 To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Property (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

3.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property;

3.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property; and

3.1.4       To review the Materials at Purchaser's sole cost and expense.

3.2 Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for Purchaser's liability pursuant to Section 3.3 and any other provision of this Contract which survives such termination, and Escrow Agent shall forthwith return the Deposit to Purchaser. If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit shall be non-refundable, and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1.

3.3 Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all Inspections conducted at the Property. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deed to Purchaser.

3.4   Purchaser Indemnification.

3.4.1 Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller, together with Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultant's entry onto the Property, and any Inspections or other matters performed by Purchaser with respect to the Property during the Feasibility Period or otherwise. Purchaser shall, however, not be liable for any damages incurred by Seller resulting from the mere discovery by Purchaser of a pre-existing condition at or with regard to the Property; provided, however, that, if Purchaser proceeds with acquisition of the Property after the acquisition of the Feasibility Period, Purchaser shall accept the Property with such pre-existing condition and assume any liabilities associated therewith.

3.4.2 Notwithstanding anything in this Contract to the contrary, Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters (other than a Phase I environmental study) that in Seller's reasonable judgment could result in any injury to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 3 (to the extent any change in the condition of the Property is attributable to the Purchaser or its Consultants' activities thereon). Purchaser shall maintain or cause its third party consultants to maintain (a) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $1,000,000.00 for each occurrence and $500,000.00 with respect to property damage, by water or otherwise, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto the Property, or (ii) the expiration of 5 days after the Effective Date. The provisions of this
Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

3.5   Property Materials.

3.5.1 Purchaser and Seller agree that, to the extent the same exist and are in Seller's possession or reasonable control (subject to Section 3.5.2), Seller has made the documents set forth on Schedule 3.5 (the "Materials") available at the Property for review and copying by Purchaser at Purchaser's sole cost and expense, or, alternatively has either (a) delivered the Materials to Purchaser, or (b) made the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site).

3.5.2 In providing such information and Materials to Purchaser, Seller makes no representation or warranty (except as specificially set forth in Section 6.1), express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Seller to Purchaser under the terms of this Contract is for informational purposes only and shall be returned by Purchaser to Seller as a condition to return of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason. Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Seller pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to the Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

3.5.3 The provisions of this Section 3.5 shall survive the Closing and delivery of the Deed to Purchaser.

3.6 Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the "Property Contracts Notice") specifying any Property Contracts with respect to which Purchaser desires to have Seller deliver notices of termination at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts, (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing.

3.7 Inventory of Fixtures and Tangible Personal Property. During the Feasibility Period, Seller will generate and deliver to Purchaser an inventory of Fixtures and Tangible Personal Property located within the management office (and including a list of maintenance vehicles and equipment) to be conveyed to Purchaser pursuant to this Contract, but such inventory will not include any Fixtures and Tangible Personal Property located within the units which are leased at the Property. On or before the expiration of the Feasibility Period, Purchaser shall be responsible for (a) reviewing the inventory of Fixtures and Tangible Personal Property, (b) inspecting the Property for accuracy of such inventory, and (c) inspecting the units which are leased at the Property to determine the Fixtures and Tangible Personal Property located therein.

                                   ARTICLE 4
                                      TITLE

4.1 Title Documents. Purchaser and Seller agree that Seller has delivered to Purchaser a standard form commitment for title insurance ("Title Commitment") for the Property insuring Purchaser's title to the property in the amount of the Purchase Price, subject only to the Permitted Exceptions, from Title Insurer for an owner's title insurance policy (the "Title Policy") on the most recent standard American Land Title Association form, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents"). Seller shall be responsible only for payment of the basic premium for the Title Policy. Purchaser shall be solely responsible for payment of all other costs relating to procurement of the Title Commitment, the Title Policy, and any requested endorsements.

4.2 Survey. Seller agrees to deliver to Purchaser, at Seller's expense, promptly upon receipt by Seller, a survey for the Property ("Survey").

4.3 Objection and Response Process. On or before the date which is five (5) days after Purchaser's receipt of the Survey (the "Receipt Date") (the "Objection Deadline"), Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any matter set forth in the Title Documents or the Survey to which Purchaser has a reasonable objection (the "Objections"). If Purchaser fails to tender an Objection Notice on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey. On or before ten (10) days after the Receipt Date (the "Response Deadline"), Seller may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with the Response Notice or lack thereof, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days of the date upon which the Response is due, either (a) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract, in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice to terminate this Contract in accordance with this Section, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the Title Documents and the Survey, subject only to resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections).

4.4 Permitted Exceptions. The Deed delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

4.4.1 All matters shown in the Title Documents and the Survey, other than (a) those Objections, if any, which Seller has agreed to cure pursuant to the Response Notice, (b) mechanics' liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.4.2       All Leases;

4.4.3       [Intentionally left blank];

4.4.4       Applicable zoning and governmental regulations and ordinances;

4.4.5 Any defects in or objections to title to the Property, or title exceptions or encumbrances, arising by, through or under Purchaser; and

4.4.6       The terms and conditions of this Contract.

4.5 Existing Deed of Trust. It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect thereto, any deeds of trust and/or mortgages (including any and all mortgages which secure the Note) against the Property (whether one or more, the "Deed of Trust ") shall not be deemed Permitted Exceptions, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by Seller at Closing.

                                   ARTICLE 5
                                     CLOSING

5.1 Closing Date. The Closing shall occur on the earlier to occur of (a) 30 days following the expiration of the Feasibility Period, or (b) December 31, 2002 (the earlier of the foregoing (a) and (b) referred to herein as the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, or to such other date (either in the same month or the next) as Seller reasonably determines is desirable in connection with the Loan Payoff. Further, the Closing Date may be extended without penalty at the option of Seller to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph) to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser.

5.2 Seller Closing Deliveries. No later than 1 Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent (for disbursement at Closing to Purchaser or as otherwise appropriate), each of the following items:

5.2.1 Limited Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.

5.2.2       A Bill of Sale in the form attached as Exhibit C.

5.2.3 A General Assignment in the form attached as Exhibit D (the "General Assignment").

5.2.4 An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").

5.2.5 A letter prepared by Purchaser and countersigned by Seller to each of the vendors under the Terminated Property Contracts informing them of the termination of such Terminated Property Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Property Contract) (the "Vendor Terminations").

5.2.6       A closing statement executed by Seller.

5.2.7 A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract; and

5.2.8 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

5.2.9 A rent roll for the Property certified by Seller, listing the monthly base rent payable, lease expiration date and unapplied security deposit as of the Closing Date.

5.2.10 Resolutions, certificates of good standing, and such other organizational
documents  as  Title  Insurer  shall  reasonably  require  evidencing   Seller's
authority to consummate this transaction.

5.2.11 Such other instruments, documents or certificates as are required to be delivered or made available by Seller to Purchaser in accordance with any of the other provisions of this Contract which have not already been provided to Purchaser.

5.2.12 A complete set of architectural, structural, mechanical and electrical plans and specifications for the Property, to the extent in Seller's possession or control and not already received by Purchaser.

5.2.13 Proof that the property management agreement has been terminated and is of no further force and effect.

5.3 Purchaser Closing Deliveries. No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:

5.3.1 The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.

5.3.2 A title affidavit or at Purchaser's option an indemnity, as applicable, in the customary form reasonably acceptable to Purchaser to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

5.3.3 Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of the Property.

5.3.4       A closing statement executed by Purchaser.

5.3.5       A countersigned counterpart of the General Assignment.

5.3.6       A countersigned counterpart of the Leases Assignment.

5.3.7 Notification letters to all Tenants prepared and executed by Purchaser in the form attached hereto as Exhibit F.

5.3.8       The Vendor Terminations.

5.3.9 Any cancellation fees or penalties due to any vendor under any Terminated Property Contract as a result of the termination thereof.

5.3.10 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

5.3.11      [Intentionally deleted].

5.3.12      [Intentionally deleted].

5.3.13 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Contract.

5.4   Closing Prorations and Adjustments.

5.4.1 General. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing.

5.4.2 Operating Expenses. All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

5.4.3 Utilities. The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller's account, effective as of noon on the Closing Date.

5.4.4 Real Estate Taxes. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.

5.4.5 Property Contracts. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, subject to proration of operating expenses under Section 5.4.2.

5.4.6       Leases.

5.4.6.1 All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either
(a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing
(a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents as and when collected by Purchaser. Purchaser agrees to bill Tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property, or institute any lawsuit or collection proceedings against any Tenant. Seller and Purchaser agree that any sums received by Purchaser from any Tenant owing delinquent rentals will first be applied to current rent, then to Uncollected Rents, and then to future rent.

5.4.6.2 At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by Seller which constitute the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

5.4.6.3 With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases, to the extent that Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall reserve a credit therefor at Closing. With respect to any payments received by Purchaser after the Closing allocable to Seller prior to Closing, Purchaser shall promptly pay the same to Seller.

5.4.7 Existing Loan. On the Closing Date, Seller shall pay (which payment may be made by Seller out of the proceeds of the Purchase Price) the outstanding principal balance of the Note together with all interest accrued under the Note prior to the Closing Date (the "Loan Payoff"). Seller shall pay all pre-payment penalties in connection with the Loan Payoff. Any existing reserves, impounds and other accounts maintained in connection with the Loan shall be released in Good Funds to Seller at the Closing unless credited by Lender against the amount due from Seller under the Note.

5.4.8 Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

5.4.9 Employees. All of Seller's and Seller's manager's on-site employees shall have their employment at the Property terminated as of the Closing Date. Purchaser shall not be responsible for the payment of any wages, taxes or other benefits of Seller's employees which may accrue up to the Closing Date.

5.4.10 Closing Costs. Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes, the cost of recording the Deed, any premiums or fees required to be paid by Purchaser with respect to the Title Policy pursuant to
Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Seller shall pay the base premium for the Title Policy to the extent required by
Section 4.1, the cost of recording the release of the mortgage securing repayment of the Note, and one-half of the customary closing costs of the Escrow Agent.

5.4.11 Survival. The provisions of this Section 5.4 shall survive the Closing and delivery of the Deed to Purchaser.

5.4.12 Possession. Possession of the Property, subject to the Leases, Property Contracts which are not identified as Terminated Contracts during the Feasibility Period (subject to the limitations of Section 3.6), and Permitted
Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the Purchase Price. To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller's books and records (other than proprietary information) regarding the Property shall be made available to Purchaser at the Property after the Closing.

5.5 Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing on and after the Closing Date. Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items (a) after the expiration of 120 days after Closing, or (b) subject to such 120-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate). The provisions of this Section 5.6 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1 Seller's Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing, Seller represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):

6.1.1 Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; has or at the Closing shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller's ability to consummate the transaction contemplated by this Contract or on the Property. This Contract is a valid, binding and enforceable agreement against Seller in accordance with its terms;

6.1.2 Other than the Leases, the Property is not subject to any written lease executed by Seller or, to Seller's knowledge, any other possessory interests of any person;

6.1.3 Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.4 Except for any actions by Seller to evict Tenants under the Leases, to Seller's knowledge, there are no actions, proceedings, arbitration, litigation or governmental investigations or condemnation actions either pending or threatened against the Property or in which Seller is a plaintiff or defendant;

6.1.5 To Seller's knowledge, Seller has not received any written notice of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property; and

6.1.6 To Seller's knowledge, Seller has not received any written notice of any material default by Seller under any of the Property Contracts that will not be terminated on the Closing Date.

6.1.7 To Seller's knowledge: (A) no hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by Seller on, in or under the Property in quantities which violate applicable laws governing such materials or substances, and (B) the Property is not used by Seller for the storage, treatment, generation or manufacture of any hazardous or toxic materials or other substances in a manner which would constitute a violation of applicable federal or state environmental laws.

6.1.8 Seller agrees to maintain its existing insurance policies (or replacement policies on comparable terms) covering the Property in full force and effect through the Closing Date.

6.1.9 The rent roll delivered by Seller to Buyer is accurate in all material respects.

6.2 AS-IS.  Except for  Seller's  Representations,  the  Property  is  expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed conveying the Property and Seller's Representations). Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Seller's Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller's Indemnified Parties. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deed to Purchaser. Seller and Purchaser agree that the provisions of this
Section 6.2 are not intended to supercede Seller's Representations, and are subject to Seller's Representations, but only to the extent specifically set forth in Section 6.1.

6.3 Survival of Seller's Representations. Seller and Purchaser agree that Seller's Representations shall survive Closing for a period of 12 months (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to Seller's Representations contained herein except to the extent that Purchaser has filed a lawsuit against Seller during the Survival Period for breach of any of Seller's Representations. Under no circumstances shall Seller be liable to Purchaser for more than $100,000 in any individual instance or in the aggregate for all breaches of Seller's Representations, nor shall Purchaser be entitled to bring any claim for a breach of Seller's Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Purchaser exceeds $5,000. In the event that Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

6.4 Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Designated Representative of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Ann Porter who is the Regional Property Manager handling this Property (the "Regional Property Manager").

6.5 Representations And Warranties Of Purchaser. For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

6.5.1 Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Alabama.

6.5.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

6.5.4 Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property.

6.5.5 The Seller's Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Seller's Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

      The provisions of this Section 6.6 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 7
                            OPERATION OF THE PROPERTY

7.1 Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees that (i) any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year (or such longer period of time for which such Property Contracts or Leases are entered into by Seller in the ordinary course of its operation of the Property), and (ii) any such new Property Contracts shall be terminable on 30 or less days notice, unless, with respect to either (i) or (ii), Purchaser consents in writing, which consent shall not be unreasonably withheld, conditioned or delayed. After the expiration of the Feasibility Period, if Seller shall enter into a new permitted Property Contract or a new Lease, or shall renew, modify, terminate or accept the surrender of any Lease, or modify any Property Contract during such time period, Seller shall provide Purchaser with written notice of such event and a copy of any new Lease or new Property Contract, or any modification of any Lease or Property Contract within 5 Business Days after executing same.

7.2 General  Operation of  Property.  Except as  specifically  set forth in this
Article 7, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in the Seller's sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in Seller's reasonable discretion materially adversely affecting the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.3 Liens. Other than utility easements and temporary construction easements granted by Seller in the ordinary course of business, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

                                   ARTICLE 8
                         CONDITIONS PRECEDENT TO CLOSING

8.1 Purchaser's Conditions to Closing. Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date;

8.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder; and

8.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding.

      Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section
8.1. If any condition set forth in Sections 8.1.1, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to Section 10.2. If the condition set forth in Section 8.1.2 is not met, Purchaser may, as its sole and exclusive remedy, (i) notify Seller of Purchaser's election to terminate this Contract and receive a return of the Deposit from the Escrow Agent, or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price.

8.2 Seller's Obligations. Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller's obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.2.1 All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2       Each  of  the   representations,   warranties   and  covenants  of
Purchaser contained herein shall be true in all material respects as of the Closing Date;

8.2.3 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder; and

8.2.4       [Intentionally deleted]

8.2.5       [Intentionally deleted].

      If any of the foregoing conditions to Seller's obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.

                                   ARTICLE 9
                                    BROKERAGE

9.1 Indemnity Regarding Seller's Broker. Seller represents and warrants to Purchaser that it has dealt only with The Apartment Group, 3300 One Atlantic Center, 1201 W. Peachtree Street, Atlanta, Georgia 30309 ("Seller's Broker") in connection with this Contract. Seller and Purchaser each represents and warrants to the other that, other than Seller's Broker and Purchaser's Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

9.2 Payment of Seller's Broker. Seller agrees to pay Seller's Broker a commission according to the terms of a separate Contract. Seller's Broker shall not be deemed a party or third party beneficiary of this Contract.

9.3 Seller's Broker Signature Page. Seller's Broker shall execute the signature page for Seller's Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Seller's Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Seller's Broker will not be necessary to amend any provision of this Contract.

9.4 Indemnity Regarding Purchaser's Broker. Purchaser represents and warrants to Seller that it has dealt only with Mullins Services, LLC, ("Purchaser's Broker") in connection with this Contract. Purchaser represents and warrants to Seller that, other than Purchaser's Broker and Seller's Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and Purchaser agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the Seller from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the Purchaser. The provisions of this Section 9.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

9.5 Payment of Purchaser's Broker. Seller agrees to pay Purchaser's Broker a commission in the amount set forth in Section 9.7 below, but only if the Closing occurs in accordance with this Contract. Purchaser's Broker shall not be deemed a party or third party beneficiary of this Contract.

9.6 Purchaser's Broker Signature Page. Purchaser's Broker shall execute the signature page for Purchaser's Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Purchaser's Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Purchaser's Broker will not be necessary to amend any provision of this Contract.

9.7 Payment of Purchaser's Broker. Seller and Purchaser agree that the commission of Two Hundred Fifty Thousand and 00/00 Dollars ($250,000.00) due Purchaser's Broker shall be paid out of the Purchase Price at Closing.



                                   ARTICLE 10
                              DEFAULTS AND REMEDIES

10.1 Purchaser Default.  If Purchaser  defaults in its obligations  hereunder to
(a) deliver the Deposit, (b) deliver to the Seller the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price at the time required by Section 2.2.4 and close on the purchase of the Property on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity obligations hereunder, Seller's sole and exclusive remedy for Purchaser's failure to perform its obligation to purchase the Property or breach of a representation or warranty. Seller expressly waives the remedies of specific performance and additional damages for such default by Purchaser. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY OBLIGATIONS HEREUNDER.

10.2 Seller Default. If Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell the Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, either (A) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $30,000 in aggregate, or
(B) Purchaser may seek specific performance of Seller's obligation to deliver the Deed pursuant to this Contract (but not damages). Purchaser agrees that it shall promptly deliver to Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Seller pursuant to the foregoing sentence. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE
PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLER (EXCEPT AS SET FORTH IN SECTION 6.3), BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

10.3 Nothing contained in Section 10.1 and 10.2 shall affect the survival of Seller's Representations, or the right of Purchaser to bring an action for a breach thereof during the Survival Period subject to the limitations of Section 6.3.

                                   ARTICLE 11
                            RISK OF LOSS OR CASUALTY

11.1 Major Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $300,000, then Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract by delivering written notice to Seller. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchaser Price notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

11.2 Minor Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before the Closing. Subject to
Section 11.3, if Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

11.3 Repairs. To the extent that Seller elects to commence any repair, replacement or restoration of the Property prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds. The provisions of this Section 11.3 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE 12
                                 EMINENT DOMAIN

12.1 Eminent Domain. In the event that, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Contract by giving written notice within 10 days after Purchaser's receipt from Seller of notice of the occurrence of such event, and if Purchaser so terminates this Contract shall recover the Deposit hereunder. If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 Binding Effect of Contract. This Contract shall not be binding on either party until executed by both Purchaser and Seller. As provided in Section 2.3.5 and Section 9.3 above, neither the Escrow Agent's nor the Broker's execution of this Contract shall be a pre-requisite to its effectiveness.

13.2 Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3 Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller, except that Purchaser may assign this Contract to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, and (c) Seller consents thereto (which consent shall not be unreasonably withheld or delayed). As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

13.4 Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

13.5 Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.6 Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.7 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; or (c) sent by certified or registered mail, return receipt requested. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

            To Purchaser:

            801 Seaton Place, Suite C
            Montgomery, Alabama 36117
            Attn:  Charles F. Mullins, Jr.
            Telephone:  (334) 279-6444
            Facsimile:  (334) 279-5886

            To Seller:

            c/o AIMCO
            2000 S. Colorado Blvd.
            Tower Two, Suite 2-1000
            Denver, Colorado  80222
            Attention:  Mr. Patrick Slavin
            Telephone:  303-691-4340
            Facsimile:  303-300-3282

            And:

            c/o AIMCO
            2000 S. Colorado Blvd.
            Tower Two, Suite 2-1000
            Denver, Colorado  80222
            Attention:  Mr. Harry Alcock
            Telephone:  303-691-4344
            Facsimile:  303-300-3282


            with copy to:

            Chad Asarch, Esq.
            Vice President and Assistant General Counsel
            AIMCO
            2000 S. Colorado Blvd.
            Tower Two, Suite 2-1000
            Denver, Colorado  80222
            Telephone: 303-691-4303
            Facsimile:  303-300-3297

            and a copy to:

            Argent Real Estate
            1401 Brickell Avenue, Suite 520
            Miami, Florida  33131
            Attention:  Mr. David Marquette
            Telephone:  305-371-9299
            Facsimile:  305-371-6898

            and a copy to:

            Brownstein Hyatt & Farber, P.C.
            410 17th Street, 22nd Floor
            Denver, Colorado  80202
            Attention:  Gary M. Reiff, Esq.
            Telephone: 303-223-1100
            Facsimile:  303-223-1111

      Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

            Fidelity National Title Company
            c/o Lolly Avant
            National Commercial Closing Specialist
            1900 West Loop South, Suite 650
            Houston, TX  77027
            Telephone: 800-879-1677

      Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.8 Governing Law And Venue. The laws of the State of Alabama shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

13.9 Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and Contracts, whether written or oral.

13.10 Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in
Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and
(b) as provided in Section 9.3 above, the signature of the Broker shall not be required as to any amendment of this Contract

13.11 Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.
13.12 Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.13 Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.14 Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser's or Seller's lenders, attorneys and accountants. Any information and Materials provided by Seller to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

13.15 Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.16 Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.17 Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.18 Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.19 1031 Exchange. Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under
Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange, and (d) no dates in this Contract will be extended as a result thereof.

13.20 No Personal Liability of Officers, Trustees or directors of Seller's Partners. Purchaser acknowledges that this Contract is entered into by Seller which is a California limited partnership, and Purchaser agrees that none of
Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.21 No Exclusive Negotiations. Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Seller shall not enter into any contract or binding Contract with a third-party for the sale of the Property unless such Contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.22 ADA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA"), which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA (or any similar state or local law), and Seller expressly disclaims any such representation.

13.23 No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller's prior written consent, which consent may be withheld at Seller's sole discretion. If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints the Seller as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.24 Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.25 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything herein to the contrary, this Section 13.25 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section
13.25. Each party acknowledges and agrees that the transactions and activities related to the transactions contemplated herein and any other document executed in connection herewith involve, affect, or have a direct impact upon, interstate commerce, and that the party voluntarily has entered into this agreement to arbitrate.

13.26 AIMCO Marks. Purchaser agrees that Seller, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

13.27 Non-Solicitation of Employees. Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at the Property for potential employment.

13.28 Survival. Except for (a) all of the provisions of this Article 13 (other than Section 13.19, 13.21 and 13.23), and (b) any provision of this Contract which expressly states that it shall so survive (the foregoing (a) and (b) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

                                   ARTICLE 14
                           LEAD-BASED PAINT DISCLOSURE

14.1 Disclosure. Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit G hereto. The provisions of this
Section 14.1 shall survive the Closing and delivery of the Deed to Purchaser.

14.2 Consent Agreement. Using reasonable and customary efforts, Seller shall (a) perform any testing (the "Testing") required at the Property with respect to lead-based paint in accordance with the requirements of the Consent Contract (the "Consent Contract") by and among the United States Environmental Protection Agency, the United States Department of Housing and Urban Development, and Apartment Investment and Management Company ("AIMCO"), and (b) if required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, remediate or abate (the "Remediation") any lead-based paint condition at the Property prior to the Closing using reasonable and customary efforts. In the event that Seller does not complete such Testing or Remediation, if any is required under the Consent Contract, prior to the Closing, Seller shall initiate, continue or complete such Testing or Remediation, if any is required under the Consent Contract, promptly after Closing. Purchaser shall provide Seller with full and unimpeded access to the Property, including, without limitation, access to all units located thereon, for the purposes of completing such Testing or Remediation, if any is required under the Consent Contract, and Purchaser shall fully cooperate with Seller regarding and allow Seller to perform such Testing or Remediation, if any is required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, including, without limitation, allowing any alterations to the Property, to comply with the Consent Contract, until such time as such Testing or Remediation, if any is required under the Consent Contract, has been completed. Seller shall provide 24 hours' notice to Purchaser in the event that access to a unit is required to perform such Testing or Remediation, if any is required under the Consent Contract; provided, however, Seller's obligations hereunder after Closing shall be contingent on Purchaser's compliance herewith, and Seller shall be relieved of all liability and obligations regarding such Testing or Remediation or otherwise under the Consent Contract, if any is required under the Consent Contract, as a result of any failure by Purchaser to comply with this Section 14.2. Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the Property shall be subject to the Consent Contract and the provisions contained herein related thereto; (2) after Closing, Purchaser agrees to undertake the obligations required by the Consent Agreement;
(3) that Seller will need necessary access to the Property to comply with the requirements of the Consent Contract; (4) that Purchaser will provide such access to the Property after Closing so that Seller can comply with the requirements of the Consent Contract; and (5) that Purchaser shall not be deemed to be a third party beneficiary to the Consent Contract. By execution hereof, Purchaser further acknowledges receipt of notice in writing of the existence of the Consent Contract and receipt of a copy thereof. The provisions of this
Section 14.2 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.


                 [Remainder of Page Intentionally Left Blank]

      NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

                                     Seller:


                                    NATIONAL PROPERTY INVESTORS 6,
                                    a California limited partnership

                                    By:   NPI Equity Investments, Inc.,
                                          a Florida corporation,
                                          Its General Partner


                                    By: /s/Patrick F. Slavin
                                    Name: Patrick F. Slavin
                                    Title: Senior Vice President


                                   Purchaser:


                                    MULLINS PROPERTIES, LLC,
                                    an Alabama limited liability company

                                    By: /s/Charles F. Mullins, Jr.
                                    Name: Charles F. Mullins, Jr.
                                    Title: Manager

                           ESCROW AGENT SIGNATURE PAGE

      The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby establishes November 6, 2002 as of the date of opening of escrow and designates 02-192661 as the escrow number assigned to this escrow.


                                    ESCROW AGENT:

                                    FIDELITY NATIONAL TITLE INSURANCE


                                    By:/s/Lolly Avant
                                    Name: Lolly Avant
                                    Title: Vice President

                         SELLER'S BROKER SIGNATURE PAGE


      The undersigned Seller's Broker hereby executes this Seller's Broker Signature Page solely to confirm the following: (a) Seller's Broker represents only the Seller in the transaction described in the Contract to which this signature page is attached, (b) Seller's Broker acknowledges that the only compensation due to Seller's Broker in connection with the Closing of the transaction described in the Contract to which this signature page is attached is as set forth in a separate agreement between Seller and Seller's Broker at the Closing, and (c) Seller's Broker represents and warrants to Seller that Seller's Broker and its affiliates has not and will not receive any compensation (cash or otherwise) from or on behalf of Purchaser or any affiliate thereof in connection with the transaction, and do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3 of the Contract, acquires the Property at the Closing) nor has Purchaser granted (as of the Effective Date or the Closing Date) the Seller's Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser, and (d) Seller's Broker shall at Closing execute and deliver any waivers or lien releases required by Seller, Purchaser or the Title Company to waive and release any right of Seller's Broker to claim any lien pursuant to Ala. Code ss. 35-11-450 et seq.


                                          SELLER'S BROKER:

                                          THE APARTMENT GROUP



                                          By: /s/Walter Knoechel
                                          Name: Walter Knoechel
                                          Title: Vice President

                        PURCHASER'S BROKER SIGNATURE PAGE


      The undersigned Purchaser's Broker hereby executes this Purchaser's Broker Signature Page solely to confirm the following: (a) Purchaser's Broker represents only the Purchaser in the transaction described in the Contract to which this signature page is attached, (b) Purchaser's Broker acknowledges that the only compensation due to Purchaser's Broker in connection with the Closing of the transaction described in the Contract to which this signature page is attached is as set forth in a separate agreement between Purchaser and Purchaser's Broker at the Closing and that no compensation shall be due unless and until the Closing occurs, and (c) Purchaser's Broker shall at Closing execute and deliver any waivers or lien releases required by Seller, Purchaser or the Title Company to waive and release any right of Purchaser's Broker to claim any lien pursuant to Ala. Code ss. 35-11-450 et seq.


                                          PURCHASER'S BROKER:

                                          MULLINS SERVICES, LLC



                                          By: /s/Charles F. Mullins
                                          Name: Charles F. Mullins, Jr.
                                          Title: Manager

                                                                   EXHIBIT 10.35

                         REINSTATEMENT AND AMENDMENT TO
                           PURCHASE AND SALE CONTRACT


      THIS REINSTATEMENT AND AMENDMENT TO PURCHASE AND SALE CONTRACT (the "Amendment") is made and entered into as of this the 2nd day of December, 2002, by and between NATIONAL PROPERTY INVESTORS 6, a California limited partnership (the "Seller"), and MULLINS PROPERTIES, L.L.C., an Alabama limited liability company (the "Purchaser"), as follows:

                               W I T N E S S E T H

      WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Contract (the "Agreement") dated the 6th day of November 2002;

      WHEREAS, Purchaser, pursuant to Article 3.2 thereof, terminated the Agreement by written notice dated November 11, 2002; and,

      WHEREAS, Seller and Purchaser desire to reinstate and ratify the Agreement and amend certain terms contained therein as set forth in this Amendment.

      NOW, THEREFORE, for and in consideration the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

      1. Reinstatement. The Agreement is hereby reinstated, as amended herein, ratified and affirmed and effective as if the termination pursuant to Article
3.2 had not occurred.

      2. Purchase Price. The Purchase Price under Section 2.2 of the Agreement is hereby reduced by $450,000.00 to $14,650,000.00 instead of $15,100,000.00.

      3. Feasibility Period. Purchaser hereby agrees that it has completed its review of the Property and, with the sole exception of the Termite Inspection and Assessment (defined below), agrees that it has approved all aspects of the Property and hereby waives its right to object (pursuant to Section 3.6 or 4.3 of the Agreement or otherwise) to any matter concerning the Title Documents, the Survey, the Property Contracts, the Leases, the physical condition of the Property, or otherwise with respect to the Property. Purchaser agrees that Seller has made all required deliveries and performed all of Seller's required obligations under the Agreement through the date hereof. With the sole exception of the Termite Inspection and Assessment, Purchaser agrees that Purchaser's right to terminate the Agreement is permanently waived, the Deposit is non-refundable, and Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Agreement.

      4. Termite Inspection and Assessment. Seller agrees that Purchaser shall have the right to conclude its inspection and assessment of the Property with respect to the presence of termites and damage, if any, to the Property as a result of the such presence (the "Termite Inspection and Assessment") in strict accordance with the following conditions, restrictions and limitations: (a) the only persons permitted to enter the Property to conduct the Termite Inspection and Assessment are the Purchaser and the following Consultants each of whom must be approved specifically in advance and in writing by Seller (which approval shall not be unreasonably withheld by Seller): (i) a private, certified termite inspector, (ii) a construction contractor, and (iii) a structural engineer (to the extent approved by Seller, each of the foregoing Consultants in (i) through
(iii) referred to herein as the "Approved Consultants"), (b) each of the foregoing Approved Consultants shall be required to sign (as condition to their entry onto the Property, conduct of any testing, or review any data collected in connection with the Termite Inspection and Assessment) separate confidentiality and indemnity agreements which are reasonably acceptable to Seller's counsel and contain substantially similar provisions to those contained with respect to Purchaser under Section 3.4 and Section 13.14 of the Agreement, (c) Purchaser and the Approved Consultants shall coordinate their Termite Inspection and Assessment with Seller, shall receive Seller's prior written approval of all tests to be performed on the Property, and shall provide copies of the results of such tests to Seller promptly after the same are available, and (d) Purchaser and the Approved Consultants shall coordinate with Seller's Director of Technical Services for the Regional Operating Center to which the Property reports (the "Director") and will insure that the Director is present at all times during the conduct of any testing on the Property associated with the Termite Inspection and Assessment. Without limiting the generality of the foregoing or the generality of Section 13.14 of the Agreement, Purchaser agrees that it shall keep, and cause its Consultants to keep, the results of the Termite Inspection and Assessment in the strictest confidence and shall not disclose the results thereof without the prior written approval of Seller, which approval may be withheld or denied in Seller's sole discretion. If the results of the Termite Inspection and Assessment are unacceptable to Purchaser in its reasonable discretion, Purchaser shall have the right to terminate this Contract on or before December 13, 2002 (the "Termite Contingency Deadline") based solely on the results of the Termite Inspection and Assessment. If Purchaser terminates this Contract based on the results of the Termite Inspection and Assessment, Seller agrees to reimburse Purchaser up to a maximum of $7,000.00 for fees actually paid by Purchaser to the Approved Consultants in connection with the Termite Inspection and Assessment. Upon any payment by Seller pursuant to the foregoing sentence, Purchaser shall assign (or cause the Approved Consultants to assign) to Seller all work product, including reports, generated by the Approved Consultant or Purchaser in connection with the Termite Inspection and Assessment. If Purchaser fails to terminate this Contract on or before the Termite Contingency Deadline, (x) Purchaser shall be deemed to have approved and irrevocably waived any objections based on the presence of termites on the Property, damage, if any, caused by such presence, and any matters that would be disclosed by the Termite Inspection and Assessment, (y) Purchaser's right to terminate the Agreement based on the Termite Inspection and Assessment shall be permanently waived, and (z) the Deposit shall be non-refundable and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Agreement.

      5. Closing Date. The first sentence of Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows: "The Closing shall occur no later than December 31, 2002 (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means."

      6. Ratification of Agreement. All terms and provisions of the Agreement not specifically modified or amended by this Amendment shall remain in full force and effect, and the Agreement, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

      7. General. This Amendment shall be effective upon the execution of all of the parties hereto and shall inure to the benefit of said parties and their respective heirs, legal representatives, successors and permitted assigns.


              [SIGNATURES APPEAR ON IMMEDIATELY FOLLOWING PAGE]

      IN  WITNESS   WHEREOF,   the  Purchaser  and  Seller  have  executed  this
Reinstatement and Amendment to Purchase and Sale Contract as of the day and year first above written.

                                   PURCHASER:

                                    MULLINS PROPERTIES, L.L.C.
                                    an Alabama limited liability company



                                    BY:/s/Charles F. Mullins, Jr.
                                          CHARLES F. MULLINS, JR.
                                           Its Manager

                                     SELLER:

                                    NATIONAL PROPERTY INVESTORS 6
                                    a California limited partnership

                                    BY:   NPI Equity Investments, Inc.,
                                          a Florida corporation,
                                          Its General Partner



                                          By: /s/Harry Alcock
                                          Name: Harry Alcock
                                          Title: Executive Vice President

                                                                   EXHIBIT 10.36

                      REINSTATEMENT AND SECOND AMENDMENT TO
                           PURCHASE AND SALE CONTRACT



      THIS REINSTATEMENT AND AMENDMENT TO PURCHASE AND SALE CONTRACT (the "Amendment") is made and entered into as of this the 12th day of February, 2003 (the "Amendment Effective Date"), by and between NATIONAL PROPERTY INVESTORS 6, a California limited partnership (the "Seller"), and MULLINS PROPERTIES, L.L.C., an Alabama limited liability company (the "Purchaser"), as follows:

                               W I T N E S S E T H

      WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Contract dated the 6th day of November 2002, and amended by that certain Reinstatement and Amendment to Purchase and Sale Contract (the "First Reinstatement") on December 2, 2002 (collectively, as amended, the "Agreement");

      WHEREAS, Purchaser, pursuant to Section 4 of the First Reinstatement, terminated the Agreement by written notice dated December 13, 2002; and,

      WHEREAS, Seller and Purchaser desire to reinstate and ratify the Agreement and amend certain terms contained therein as set forth in this Amendment.

      NOW, THEREFORE, for and in consideration the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

      1. Reinstatement. The Agreement is hereby reinstated, as amended herein, ratified and affirmed and effective as if the termination pursuant to Article
3.2 had not occurred.

      2. Additional Termite Inspection and Assessment. Seller agrees that Purchaser shall have the right to conclude an additional inspection and assessment of the Property with respect to the presence of termites and damage, if any, to the Property as a result of the such presence (the "Termite Inspection and Assessment") in strict accordance with the following conditions, restrictions and limitations: (a) the scope of the Termite Inspection and Assessment shall be as set forth in the letter attached hereto as Exhibit A, (b) the only persons permitted to enter the Property to conduct the Termite Inspection and Assessment are the Purchaser and the following Consultants each of whom must be approved specifically in advance and in writing by Seller (which approval shall not be unreasonably withheld by Seller): (i) a private, certified termite inspector, (ii) Dwight Spivey ("Spivey"), a construction contractor, and
(iii) a structural engineer (to the extent approved by Seller, each of the foregoing Consultants in (i) through (iii) referred to herein as the "Approved Consultants"), (c) each of the foregoing Approved Consultants shall be required to sign (as condition to their entry onto the Property, conduct of any testing, or review any data collected in connection with the Termite Inspection and
Assessment) separate confidentiality and indemnity agreements which are reasonably acceptable to Seller's counsel and contain substantially similar provisions to those contained with respect to Purchaser under Section 3.4 and
Section 13.14 of the Agreement, (d) Purchaser and the Approved Consultants shall coordinate their Termite Inspection and Assessment with Seller, shall receive Seller's prior written approval of all tests to be performed on the Property, and shall provide copies of the results of such tests to Seller promptly after the same are available, and (e) Purchaser and the Approved Consultants shall coordinate with (I) Christopher Weller, Esq. ("Weller"), 334-241-8066, and (II) Seller's Director of Technical Services for the Regional Operating Center to which the Property reports (the "Director") prior to conducting the Termite Inspection, and will insure that Weller (or a designee or designees of Weller) and the Director (or a designee or designees of the Director) is present at all times during and as a pre-condition to the conduct of any testing on the Property associated with the Termite Inspection and Assessment. Without limiting the generality of the foregoing or the generality of Section 13.14 of the Agreement, Purchaser agrees that it shall keep, and cause its Consultants to keep, the results of the Termite Inspection and Assessment in the strictest confidence and shall not disclose the results thereof without the prior written approval of Seller, which approval may be withheld or denied in Seller's sole discretion. If the results of the Termite Inspection and Assessment are unacceptable to Purchaser in its reasonable discretion, Purchaser shall have the right to terminate the Agreement on or before 20 days after the Amendment Effective Date (the "Termite Contingency Deadline") based solely on the results of the Termite Inspection and Assessment (in which event Escrow Agent shall forthwith return the Deposit to Purchaser). Seller agrees to reimburse Purchaser, up to a maximum payment by Seller of $1,350.00, for 1/2 of the costs charged by Spivey for repairs to the Property made in connection with the Termite Inspection and Assessment (this amount shall be in addition to, and not in lieu of, the $7,000.00 which Seller agreed to pay to Purchaser for fees actually paid by Purchaser to the Approved Consultants (as defined in the First Reinstatement) in connection with the Termite Inspection and Assessment (as defined in the First Reinstatement)). If Purchaser fails to terminate the Agreement on or before the Termite Contingency Deadline, (x) Purchaser shall be deemed to have approved and irrevocably waived any objections based on the presence of termites on the Property, damage, if any, caused by such presence, and any matters that would be disclosed by the Termite Inspection and Assessment, (y) Purchaser's right to terminate the Agreement based on the Termite Inspection and Assessment shall be permanently waived, and (z) the Deposit shall be non-refundable and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Agreement.

      3. Closing Date. The first sentence of Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows: "The Closing shall occur 30 days after the Termite Contingency Deadline (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means." Provided that Purchaser is not in default under the terms of the Agreement, Purchaser shall be permitted one 30-day extension of the Closing Date as required under the first sentence of Section 5.1 of the Agreement (to a total of 60 days after the Termite Contingency Deadline). In order to exercise such 30-day extension Purchaser must (A) deliver written notice of such extension to Seller no later than 5 days prior to the scheduled Closing Date, and (B) simultaneously with such notice to Seller, deliver to the Escrow Agent the amount of $100,000.00, which amount when received by the Escrow Agent shall be added to the Deposit under the Agreement, shall be non-refundable (except as otherwise expressly provided in the Agreement with respect to the Deposit), and shall be held, credited and disbursed in the same manner as provided in the Agreement with respect to the Deposit.

      4. Ratification of Agreement. All terms and provisions of the Agreement not specifically modified or amended by this Amendment shall remain in full force and effect, and the Agreement, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

      5. General. This Amendment shall be effective upon the execution of all of the parties hereto and shall inure to the benefit of said parties and their respective heirs, legal representatives, successors and permitted assigns.


              [SIGNATURES APPEAR ON IMMEDIATELY FOLLOWING PAGE]

      IN  WITNESS   WHEREOF,   the  Purchaser  and  Seller  have  executed  this
Reinstatement and Amendment to Purchase and Sale Contract as of the day and year first above written.

                                   PURCHASER:

                                    MULLINS PROPERTIES, L.L.C.
                                    an Alabama limited liability company



                                    BY: /s/Charles F. Mullins, Jr.
                                           CHARLES F. MULLINS, JR.
                                           Its Manager

                                     SELLER:

                                    NATIONAL PROPERTY INVESTORS 6
                                    a California limited partnership

                                    BY:   NPI Equity Investments, Inc.,
                                          a Florida corporation,
                                          Its General Partner



                                          By: /s/Patrick F. Slavin

                                          Name: Patrick F. Slavin

                                          Title: Senior Vice President

                                                                   EXHIBIT 10.37


                               THIRD AMENDMENT TO
                           PURCHASE AND SALE CONTRACT


      THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is made and entered into as of this the 27th day of February, 2003, by and between NATIONAL PROPERTY INVESTORS 6, a California limited partnership (the "Seller"), and MULLINS PROPERTIES, L.L.C., an Alabama limited liability company (the "Purchaser"), as follows:

W I T N E S S E T H

      WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Contract dated the 6th day of November 2002, and amended by that certain Reinstatement and Amendment to Purchase and Sale Contract (the "First Reinstatement") on December 2, 2002, and as further amended by that certain Reinstatement and Second Amendment to Purchase and Sale Contract (the "Second Reinstatement") on February 12, 2003 (collectively, as amended, the "Agreement");

            WHEREAS, pursuant to the Second Reinstatement, Purchaser was given the right to perform an additional Termite Inspection and Assessment and to terminate the Agreement on or before the Termite Contingency Deadline (as defined therein).

      WHEREAS, Seller and Purchaser desire to amend certain terms of the Agreement as set forth in this Amendment.

      NOW, THEREFORE, for and in consideration the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

      1.  Purchase   Price.   The  Purchase  Price,  as  reduced  in  the  First
Reinstatement to $14,650,000.00, is hereby further reduced by $100,000.00 to $14,550,000.00.

      2. Waiver of Termite Contingency and all other Due Diligence. Purchaser has completed the additional Termite Inspection and Assessment permitted pursuant to the Second Reinstatement. Notwithstanding the fact that the Termite Contingency Deadline has not yet passed, Purchaser desires, by its execution of this Amendment, to approve and irrevocably waive any objections based on the presence of termites on the Property, damage, if any, caused by such presence, and any matters that would be disclosed by the Termite Inspection and Assessment. Purchaser agrees that its right to terminate the Agreement based on the Termite Inspection and Assessment is hereby permanently waived. Moreover, Purchaser hereby agrees that it has completed its review of the Property and agrees that it has approved all aspects of the Property and hereby waives its right to object (pursuant to Section 3.6 or 4.3 of the Agreement or otherwise) to any matter concerning the Title Documents, the Survey, the Property Contracts, the Leases, the physical condition of the Property (including, without limitation, the presence of termites on the Property, damage, if any, caused by such presence, and any matters that would be disclosed by the Termite Inspection and Assessment), or otherwise with respect to the Property. Purchaser agrees that Seller has made all required deliveries and performed all of Seller's required obligations under the Agreement through the date hereof. Purchaser agrees that Purchaser's right to terminate the Agreement is permanently waived, the Deposit is non-refundable, and Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Agreement.

      3. Termite Bonds. Seller presently is a party to the Terminix Termite Protection Plans attached hereto as Exhibit A with respect to the Property (the "Termite Agreements"). Seller and Purchaser agree that, at the Closing, Seller shall assign to Purchaser its rights and obligations under the Termite Agreements to Purchaser, and Purchaser shall assume the same, subject to the following conditions: (i) Seller's assignment shall be "as-is" and without representation or warranty of any kind, and shall be limited to the extent of Seller's interest, if any, in such Termite Agreements, (ii) Purchaser shall be solely responsible for delivering all necessary notices and requests to Terminix required in connection with the assignment, (iii) Purchaser shall be solely responsible for the payment of any transfer, assumption or other fees required by Terminix to effectuate the assignment, (iv) Seller shall be obligated to assign such Termite Agreements only to the extent such Termite Agreements are assignable by their terms, and (v) such assignment shall be limited to those rights and obligations under the Termite Agreements which specifically pertain to the Property and not any rights or obligations pertaining to any other properties owned by Seller or Seller's affiliates. Purchaser represents and warrants that it has read and understands the terms, conditions, and limitations of the Termite Agreements, including, without limitation, the following: "Upon transfer of ownership of the identified property, protection against subterranean termite damage can be continued upon the request of the new owner and upon payment of a contract transfer fee of $135.00. In the event the new owner fails to request continued coverage, this Termite Protection Plan will terminate automatically as of the date of change of ownership." Purchaser recognizes and agrees that Purchaser must deliver a request and pay the appropriate transfer fee for each of the Termite Agreements.

      4. Closing Date. The first sentence of Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows: "The Closing shall occur on or before March 31, 2003 (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means." The second and third sentences of paragraph 3 of the Second Reinstatement are hereby amended and restated in their entirety as follows:
"Provided that Purchaser is not in default under the terms of the Agreement, Purchaser shall be permitted one 30-day extension of the Closing Date as required under the first sentence of Section 5.1 of the Agreement (to April 30, 2003). In order to exercise such 30-day extension Purchaser must (A) deliver written notice of such extension to Seller no later than 5 days prior to the scheduled Closing Date, and (B) simultaneously with such notice to Seller, deliver to the Escrow Agent the amount of $50,000.00, which amount when received by the Escrow Agent shall be added to the Deposit under the Agreement, shall be non-refundable (except as otherwise expressly provided in the Agreement with respect to the Deposit), and shall be held, credited and disbursed in the same manner as provided in the Agreement with respect to the Deposit."

      5. Ratification of Agreement. All terms and provisions of the Agreement not specifically modified or amended by this Amendment shall remain in full force and effect, and the Agreement, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

      6. General. This Amendment shall be effective upon the execution of all of the parties hereto and shall inure to the benefit of said parties and their respective heirs, legal representatives, successors and permitted assigns. This Amendment may be executed by counterparts or facsimile signatures, both of which shall be binding as originals on the parties hereto.


[SIGNATURES APPEAR ON IMMEDIATELY FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Purchaser and Seller have executed this Third Amendment to Purchase and Sale Contract as of the day and year first above written.

                                   PURCHASER:

                                    MULLINS PROPERTIES, L.L.C.
                                    an Alabama limited liability company



                                    BY: /s/Charles F. Mullins, Jr.
                                           CHARLES F. MULLINS, JR.
                                           Its Manager

                                     SELLER:

                                    NATIONAL PROPERTY INVESTORS 6
                                    a California limited partnership

                                    BY:   NPI Equity Investments, Inc.,
                                          a Florida corporation,
                                          Its General Partner



                                          By: /s/Lisa R. Cohn
                                          Name: Lisa R. Cohn
                                          Title: Vice President



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                                                                   EXHIBIT 10.38

                      REINSTATEMENT AND FOURTH AMENDMENT TO
                           PURCHASE AND SALE CONTRACT


      THIS REINSTATEMENT AND FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT (the "Amendment") is made and entered into as of this the 2nd day of May, 2003, by and between NATIONAL PROPERTY INVESTORS 6, a California limited partnership (the "Seller"), and MULLINS PROPERTIES, L.L.C., an Alabama limited liability company (the "Purchaser"), as follows:

                               W I T N E S S E T H

      WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Contract (the "Agreement") dated the 6th day of November 2002, and amended by that certain Reinstatement and Amendment to Purchase and Sale Contract (the "First Reinstatement") on December 2, 2002, as further amended by that certain Reinstatement and Second Amendment to Purchase and Sale Contract (the "Second Reinstatement") on February 12, 2003, and as further amended by that certain Third Amendment to Purchase and Sale Contract dated February 27, 2003 (the "Third Amendment") (collectively, as amended, the "Agreement");

      WHEREAS, the Agreement terminated as of April 30, 2003 by virtue of Purchaser's failure to deliver the Purchase Price and close on the purchase of the Property on the Closing Date in breach of the Agreement; and,

      WHEREAS, Seller and Purchaser desire to reinstate and ratify the Agreement and amend certain terms contained therein as set forth in this Amendment.

      NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

                                   AGREEMENT:

      1. Reinstatement. The Agreement is hereby reinstated, as amended herein, ratified and affirmed and effective as if the termination had not occurred.

      2. Deposit. Purchaser and Seller hereby jointly direct Escrow Agent to release the existing Deposit of $150,000.00 (hereinafter referred to as the "Original Deposit") to Seller pursuant to the wiring instructions attached hereto as Exhibit A. Purchaser acknowledges and agrees that, pursuant to Section 10.1(c) of the Agreement, it has forfeited any and all rights in and to the Original Deposit and that Seller is entitled to receipt of the Original Deposit. Provided that Purchaser is not otherwise in default under the terms of the Agreement, as amended by this Amendment, then Purchaser shall receive a credit at Closing in an amount equal to the Original Deposit.

      3. Reinstatement Deposit. As of the date hereof, Purchaser shall deliver to Escrow Agent an additional deposit of $75,000.00 (the "Reinstatement Deposit") by wire transfer of Good Funds. The Original Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3 of the Agreement. Purchaser acknowledges and agrees that the Reinstatement Deposit is a material consideration for Seller's execution of this Amendment. In the event that Purchaser fails to deliver the Reinstatement Deposit in accordance with this paragraph 3, then this Reinstatement shall be deemed null and void (except that the provisions of paragraph 2 of this Amendment shall remain in force and effect).

      4. Closing Date. The first sentence of Section 5.1 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
The Closing shall occur on May 15, 2003 (the "Closing Date") through an escrow with Escrow Agent whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means." Notwithstanding anything in the Agreement or this Amendment to the contrary, Purchaser shall have no rights to extend the Closing Date. In the event that Purchaser fails to deliver the Purchase Price and close on the Property on the Closing Date, then Purchaser shall forfeit the Reinstatement Deposit in the same manner as the Deposit and pursuant to the provisions of Secion 10.1 of the Agreement.

      5. Purchaser's Conditions to Closing. Sections 8.1.1, 8.1.3 and 8.1.4 of the Agreement are hereby deleted in their entirety and all references to any of them are hereby deleted from the Agreement. In the event that the condition set forth in Section 8.1.2 of the Agreement is not met and Purchaser terminates the Agreement pursuant to its remedy set forth in Section 8.1(i) of the Agreement, then Purchaser shall receive a refund of the Reinstatement Deposit (but not the Original Deposit).

      6. Ratification of Agreement. All terms and provisions of the Agreement not specifically modified or amended by this Amendment shall remain in full force and effect, and the Agreement, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

      7. General. This Amendment shall be effective upon the execution of all of the parties hereto and shall inure to the benefit of said parties and their respective heirs, legal representatives, successors and permitted assigns.


              [SIGNATURES APPEAR ON IMMEDIATELY FOLLOWING PAGE]


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      IN  WITNESS   WHEREOF,   the  Purchaser  and  Seller  have  executed  this
Reinstatement and Amendment to Purchase and Sale Contract as of the day and year first above written.

                                   PURCHASER:

                                    MULLINS PROPERTIES, L.L.C.
                                    an Alabama limited liability company



                                    BY:/s/Charles F. Mullins, Jr.
                                          CHARLES F. MULLINS, JR.
                                           Its Manager

                                     SELLER:

                                    NATIONAL PROPERTY INVESTORS 6
                                    a California limited partnership

                                    BY:   NPI Equity Investments, Inc.,
                                          a Florida corporation,
                                          Its General Partner



                                          By: /s/Patrick F. Slavin

                                          Name: Patrick F. Slavin

                                          Title: Senior Vice President



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